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

LIST OF SUBSIDIARIES OF THE COMPANY
                                                                    DATE
                           BUSINESS OR             PERCENTAGE       ACQUIRED/      DOMESTIC
NAME                       TYPE OF OPERATION       OF OWNERSHIP     INCORPORATED   OR FOREIGN
----                       -----------------       ------------     ------------   ----------
International Companies

Bernard Chaus
International              Wholesaler                               Delaware
(Hong Kong), Inc.          Ladies Apparel          100%             1/05/88        Domestic
22-2868547

Bernard Chaus
International              Wholesaler                               Delaware
(Korea), Inc.              Ladies Apparel          100%             12/31/87       Domestic
22-2868618

1 Bernard Chaus
International              Wholesaler                               Delaware
(Philippines), Inc.        Ladies Apparel          100%             2/10/88        Domestic
22-2869803

1 Bernard Chaus
International              Wholesaler                               Delaware
(Taiwan), Inc.             Ladies Apparel          100%             2/10/88        Domestic
22-2869810

Others

1 Chaus Specialists, Inc.  Merchandising                            New Jersey
22-3093898                 Specialists             100%             2/18/91        Domestic

2 Chaus Retail, Inc.       Retail Stores           100%             New Jersey
22-2850337                                                          10/19/87       Domestic
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1 These corporations are no longer in operation.
2 This company was originally formed as Chaus Retail Outlet of Burlington.
  Subsequently, the outlet was closed and in January 1991 the corporation was reactivated as Chaus Retail, Inc.